UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2012 (November 13, 2012)

NEW JERSEY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-8359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey		07719
(Address of principal executive offices)		(Zip Code)

(732) 938-1480
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors.

On November 13, 2012, the Board of Directors (the “Board”) of New Jersey Resources Corporation (the “Company”) increased the size of the Board from ten to eleven directors and elected Ms. Sharon C. Taylor as a director of the Company effective November 14, 2012. The committees of the Board to which Ms. Taylor will be named have not been determined at this time. Ms. Taylor was not selected as a director pursuant to any arrangement or understanding between her and any other person. The Company's press release announcing the election of Ms. Taylor is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with the Company's Non-Employee Director Compensation policy, which is summarized on Exhibit 10.7 to the Company's Current Report on Form 8-K dated November 17, 2011, Ms. Taylor will receive a pro-rated number of shares of the Company's Common Stock as her annual retainer for 2012.

Item 9.01. Financial Statements and Exhibits

(a)	Financial statements of businesses acquired:	Not applicable.
(b)	Pro forma financial information:	Not applicable.
(c)	Exhibits:

Exhibit Number	Description
99.1	Press Release dated November 13, 2012, announcing the election of Sharon C. Taylor to the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: November 15, 2012
By: /s/ Glenn C. Lockwood
Glenn C. Lockwood Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated November 13, 2012, announcing the election of Sharon C. Taylor to the Board of Directors.